Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
ELECTRO-OPTICAL SCIENCES, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Electro-Optical Sciences, Inc.(the “Company”) hereby certifies to his knowledge that the Company’s quarterly report on Form 10-Q for the period ended March 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Joseph V. Gulfo
Joseph V. Gulfo
President and Chief Executive Officer
(Principal Executive Officer)

May 10, 2006

/s/  Richard I. Steinhart
Richard I. Steinhart
Vice President & Chief Financial Officer
(Principal Accounting and Financial Officer)

May 10, 2006

*	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Electro-Optical Sciences, Inc. and will be retained by Electro-Optical Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Electro-Optical Sciences, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.